PERRY DOUGLAS WEST
                         Attorney and Counsellor at Law
                           1270 Orange Avenue, Suite A
                           Winter Park, Florida 32789
                                  407-647-5552
                               407-647-5766 (fax)



Interactive Technologies Corp., Inc.
102 South Harbor City Boulevard
Melbourne, Florida  32901

Re:      Registration Statement on Form S-4

Gentlemen:

     At your request, we have examined the Registration Statement, on Form S-4 together with exhibits thereto, to be filed by you relating to the registration of 29,707,140 shares of common stock, $.01 par value per share (the Common Stock), by Interactive Technologies Corp., Inc., a Wyoming corporation (ITC).

     In connection with the proposed public offering, we have examined the Amended and Restated Certificate of Incorporation of ITC, the Bylaws of ITC, as amended, the relevant corporate proceedings of ITC, the Registration Statement on Form S-4 covering the proposed public offering (the "Registration Statement"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuiness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We understand that the shares of Common Stock are to offered and sold in the manner described in the Prospectus which is a part of the Registration Statement.

Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Wyoming with an authorized and issued capital stock as set forth in the Prospectus; it is duly authorized and empowered to own its properties and to transact its business as described in the Prospectus.

     2. The Common Stock being offered in the Prospectus, upon the consummation of the offering, will have been duly and validly authorized and issued, fully paid and non-assessable as stated in the Prospectus, and will conform to the descriptions thereof contained in the Prospectus.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Matters."

Very truly,

/s/ Perry Douglas West
----------------------
Perry Douglas West




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